TABLE OF CONTENTS



Application ..................................................1-3
Agent's Report ...............................................4-5
Pre-Authorized Transfer ........................................6
Privacy Notice ...............................................7-8
Temporary Insurance Agreement ...............................9-10





REMINDERS

a) MINOR to be primary insured? Include minor's SS #, page 1. Also, if minor is LESS THAN 15 years of age, a parent, conservator, or guardian must sign on page 3. Any proposed insured age15 OR OLDER must sign on page 3.

b) OWNER other than proposed insured? Remember the owner's SS OR TAX I.D. # and DATE OF BIRTH on page 1, section F. The owner must also SIGN on page 3.

c)   UNIVERSAL LIFE policy? Complete the Death Benefit Option on page 1.

d) VARIABLE UNIVERSAL LIFE? Make certain to complete the Supplement to the application.

     Also, if applying for VUL, make sure to send the original application to CAPITAL ANALYSTS, INC., or your broker who has a selling agreement with Columbus Life.

e) Policy to cover more than one person? Answer TOBACCO USE question for all Proposed Insureds AND OTHER INSUREDS, page 2. (Show Details to "Yes" answers.)

f) REPLACING a policy? Be sure to write the ADDRESS of the company whose policy is being replaced, along with the policy PLAN AND NUMBER, page 2.

g) Remember to list all INSURANCE IN FORCE, including any being replaced. If none, state "NONE," page 2.

h) Is an in-house PHI telephone interview or commercial inspection required? Remember to arrange a convenient time for our interviewer to call, page 4.

i)   Always  give  the  applicant  the  PRIVACY  POLICY   DISCLOSURE  from  this
     application.

j)   MONEY TAKEN WITH APPLICATION? Complete the top copy of the TIA (Home Office
     Copy) and give the applicant the Applicant's Copy. If either health question is answered "yes," do not collect money. Never collect money without a TIA.

k) If an NAIC illustration is required in your state, please include a copy of the signed illustration with the application or the signed form which states that "no illustration was used."

CHECKS MUST BE MADE PAYABLE TO COLUMBUS LIFE.

CL 45.300 (12/01)

- --------------------------------------------------------------------------------

                                  COLUMBUS LIFE
                                INSURANCE COMPANY
                               [Sailing ship logo]
                    400 East Fourth Street o P.O. Box 5737 o
      Cincinnati, Ohio 45201-5737 o 1-800-677-9696 o www.ColumbusLife.com

                         APPLICATION FOR LIFE INSURANCE
   A. PROPOSED INSURED(Print first name, middle initial and last name)

                                                [ ] Female
Name_______________________________             [ ] Male             Birth Date    ___________    Age__________

SS# or Tax ID #_________________          Birth Place___________             Ht    ___________     Wt__________

Occupation(employer, job duties, etc.)_______________________________________________________________________________

- --------------------------------------------------------------------------------

   B. OTHER INSURED(Print first name, middle initial and last name)           Relationship to Insured__________________
                                                [ ] Female
Name_______________________________             [ ] Male             Birth Date    ___________     Age__________

SS# or Tax ID #_________________          Birth Place___________             Ht    ___________      Wt__________

Occupation _____________________________________________________________________________________________________

- --------------------------------------------------------------------------------

  C. COVERAGE APPLIED FOR: If applying for Variable Life, please Complete Supplement to Application.


Plan of Insurance  __________________________              _____________________
                   (Use Plan name in Marketing Manual)     (Amount - Do Not Include SCR)

   If UL or VUL, Death Benefit Option:  [ ] #1   [ ] #2

- --------------------------------------------------------------------------------

AUTOMATIC PREMIUM LOAN PROVISION
(Whole Life only)           [ ] Yes [ ] No

- ------------------------------------------

DIVIDEND OPTION, if participating:
[ ]  Buy Paid-Up Additions (Option A)
[ ]  Accumulate at Interest (Option B)
[ ]  Paid in Cash (Option C)
[ ]  Reduce Premiums (Option D)
[ ]  One-Year Term Additions, balance to:
         (Select Option A, B, C or D)

- --------------------------------------------------------------------------------

D. SUPPLEMENTAL BENEFITS AND RIDERS
[ ] Waiver of Prem./Disability Credit Rider-
    (if UL or VUL, show Monthly Credit Amt.)  $______________________________

[ ] Disability Waiver of Cost of Insurance

[ ] Paid Up Life Rider(Show Prem. Amt.)  $_________

[ ] Single Prem. Life Rider(Show Prem. Amt.)  $_______________

[ ] Additional Life Rider(SCR) $__________________________

[ ] Insured Insurability Rider(Show Units or Amt.)_________________

[ ] Extended Maturity Plus -  [ ] Pay at issue, [ ] or Pay at Age 80

[ ] No Lapse Guarantee          [ ] Intermediate        [ ] Lifetime

[ ] Term Rider  $___________    [ ] Proposed Insured          [ ] Other Insured
    Renewal Period:     [ ] 1 yr.     [ ] 5 yr.     [ ] 10 yr.     [ ] 20 yr.
    Conversion Period:     [ ] Nonconvertible     [ ] 5 yr.     [ ] To age 70

[ ] Accidental Death Benefit  $__________________________

[ ] First-to-Die Rider  $__________________________

[ ] Estate Protector

[ ] Other(specify)

- --------------------------------------------------------------------------------

   E. CHILDREN(for Children's Rider) No. of Units_____________

                          -----------------------------------------------------------------------------------
Name                      |  Sex   |   Age   |   State of Birth   |   Birth Date   |   Height   |   Weight
                          |        |         |                    |                |            |
                          |        |         |                    |                |            |
- -------------------------------------------------------------------------------------------------------------
                          |        |         |                    |                |            |
                          |        |         |                    |                |            |
- -------------------------------------------------------------------------------------------------------------
                          |        |         |                    |                |            |
                          |        |         |                    |                |            |
- -------------------------------------------------------------------------------------------------------------
                          |        |         |                    |                |            |
                          |        |         |                    |                |            |
- -------------------------------------------------------------------------------------------------------------


   F. OWNER OF POLICY(Print first name, middle initial and last name) - Proposed Insured shall be owner unless otherwise shown

Name____________________________________________________________________________

Birth Date________  SS#/Tax ID #_________   Relationship to Insured_____________

- --------------------------------------------------------------------------------

   G. CONTINGENT OWNER(Print first name, middle initial and last name)

Name____________________________________________________________________________

Birth Date________  SS#/Tax ID #_________   Relationship to Insured_____________

- --------------------------------------------------------------------------------


CL 45.300 (12/01)                                                   Page 1 of 10

- --------------------------------------------------------------------------------

   H. BENEFICIARIES(Print first name, middle initial and last name)

Primary_______________________________   Relationship to Insured________________

Contingent____________________________   Relationship to Insured________________

- --------------------------------------------------------------------------------

    I. DOES THE APPLICANT HAVE ANY EXISTING INDIVIDUAL LIFE INSURANCE OR ANNUITY
       CONTRACTS WITH ANY COMPANY?       [ ] YES   [ ] NO


                                                                                                   Accidental
Proposed & Other Insureds(specify)         Company                               Amt                Death Amt        Yr Issued
- ---------------------------------          -------                               ---               ----------        ---------


- ------------------------------------------------------------------------------------------------------------------------------


- ------------------------------------------------------------------------------------------------------------------------------


   J. REPLACEMENT:

1.   Will the insurance or annuity applied for, if issued,
     replace an existing policy in this or another company?...... [ ] Yes [ ] No



2.   If "Yes," is this replacement a: (a) Section 1035
                                          tax-deferred
                                          exchange?.............. [ ] Yes [ ] No
                                      (b) tax-qualified
                                          exchange of
                                          pension benefits?...... [ ] Yes [ ] No

 3.If "Yes," list the company name, policy number, and type of policy(ies) being replaced.


   -----------------------------------------------------------------------------


   -----------------------------------------------------------------------------

- --------------------------------------------------------------------------------

   K. BACKGROUND ON PROPOSED AND OTHER INSUREDS AND CHILDREN LISTED IN A, B, AND E:

     1.   Driver's license number(s) and state(s)______________________________-

     2.   In the past five years, had driver's license suspended or revoked or had two or more moving  violations?.................... [ ] Yes [ ] No

     3. Has ever consulted a physician or medical practitioner for, or been treated for: high blood pressure, cancer, tumors, diabetes, ulcers, heart, lung, or liver disorder, mental or nervous disorder, or back or spine disorder?........................................ [ ] Yes [ ] No

     4. Has ever been diagnosed as having or been treated for AIDS (Acquired Immune Deficiency Syndrome), ARC (AIDS-Related Complex) or any other immune deficiency disorder?............................ [ ] Yes [ ] No

     5. Have used sedatives, stimulants, hallucinogenic or narcotic drugs other than those prescribed by a physician or medical practitioner, or been treated for drug or alcohol use?.................. [ ] Yes [ ] No

     6.   Ever been declined, postponed, rated or modified for insurance or reinstatement?......................................... [ ] Yes [ ] No

     7.   WITHIN THE PAST 12 MONTHS has any proposed insured smoked a cigarette or used any tobacco products?.......................... [ ] Yes [ ] No

     8. In the past three years, has any proposed insured participated in the following: parachuting, scuba diving, motor racing or aviation other than regular commercial airline flights? If "Yes," complete a
          Supplemental Questionnaire............................. [ ] Yes [ ] No

     9.   Has any immediate family member (parents, brothers or sisters) had heart disease, diabetes, or cancer prior to age 60?.... [ ] Yes [ ] No


Personal Physician Name/Address:________________________________________________


================================================================================

Details to "Yes" answers and/or Special Instructions (For "Yes" answers, please list question #, the name of the person proposed for insurance and the date, physician, hospital, address, and phone.)





- --------------------------------------------------------------------------------


CL 45.300 (12/01)                                                   Page 2 of 10

- --------------------------------------------------------------------------------

I UNDERSTAND AND AGREE TO THE FOLLOWING:

A. The representations recorded in this application are true and complete to the best of my knowledge and belief, and constitute the primary basis for the issuance of any insurance hereunder.

B. Only an authorized underwriter of the Company at its Home Office has the power to determine insurability.

C. No agent is authorized to make or alter contracts, to extend the time for payment of premiums, or to waive any of the Company's rights or requirements;

D. If the Company accepts 1/12 of the minimum annual premium and a Temporary Insurance Agreement is duly executed, the Company is liable under this application to the extent provided in the Temporary Insurance Agreement. Otherwise, the Company shall incur no liability under this application unless a policy issued on this application has been received by the Owner, the first premium has been paid and any limitation or modification of insurance applied for has been agreed to in writing by the owner, all while the health of the person(s) now proposed for coverage and any other conditions remain as described in the application.

E. If the Company amends this application by endorsement, acceptance of any policy issued shall constitute a ratification of change or correction ONLY to clarify the intent of the policy and/or coverage as applied for on the application without reduction in benefit.

AUTHORIZATION TO OBTAIN INFORMATION:I authorize any physician or other medical practitioner, hospital, clinic, other medical care institution, other companies or institutions, my employer, consumer reporting agency or the Medical Information Bureau, Inc., to give Columbus Life Insurance Company, or its reinsurers, information about me or my health for underwriting purposes. Except for the Medical Information Bureau reports, information may, in some cases, be obtained by authorized representatives of Columbus Life.

This information may include an investigative consumer report, other insurance coverage, details of employment, or medical care including diagnosis, advice, treatment and prognosis of any physical and mental condition regarding me or any of my minor children to be insured. I further consent to the release of any drug- or alcohol-related information which may be protected by federal regulations.

USE AND DISCLOSURE:I understand that Columbus Life will use this information to determine eligibility for insurance and/or benefits. Also, Columbus Life may release this information to the Medical Information Bureau, Inc., reinsurance companies and/or to other insurance companies to which I may apply for insurance and/or benefits.

This Authorization is valid for two and one-half years from the date shown below unless a shorter period is legally required. I understand that I have the right to receive a copy of this Authorization upon request. A photocopy of this Authorization will be as valid as the original.

MIB, INC.:We will treat all information about your insurability as confidential. However, we, or our reinsurer(s) may make a report to MIB, Inc., a non-profit organization. MIB, Inc., operates an information exchange for its member life insurance companies. MIB, Inc., will supply the information it has to a member company on request. The request may be made when you apply for life insurance or when you make a claim for benefits. If you ask MIB, Inc., it will arrange to disclose to you any information it has in your file. If you believe any of this information is incorrect, you may request a correction according to the procedures in the Federal Fair Credit Reporting Act. MIB's address is: P.O. Box 105, Essex Station, Boston, Massachusetts, 02112, telephone: (617) 426-3660.

We may collect personal information from persons other than the individual or individuals proposed for theinsurance coverage. This information, as well as other personal or privileged information subsequently collected by us or our agent may, in certain circumstances, be disclosed to third parties without your authorization. You have a right to access and correct all personal information we collect. A more complete description of your rights and our obligations will be furnished upon request. Please call (800) 677-9696 (Monday-Friday, 8:00 a.m. to 5:45 p.m.) for more information.

Under penalties of perjury, I certify that (1) the number shown on this form is my correct Taxpayer Identification Number, and (2) I am not currently subject to backup withholding as a result of Internal Revenue Service notification. THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

WARNING:ANY PERSON WHO, WITH INTENT TO DEFRAUD, OR KNOWING THAT HE OR SHE IS FACILITATING A FRAUD AGAINST AN INSURER, SUBMITS AN APPLICATION OR FILES A CLAIM CONTAINING A FALSE OR DECEPTIVE STATEMENT IS GUILTY OF INSURANCE FRAUD.

Signed at_______________________   Date________  (X)___________________________
            (City and State)                        Signature of Proposed
                                                    Insured(if age 15 or older)




________________________________             ___________________________________
Signature of Applicant/Owner                 Signature of Proposed Other Insured
if other than Proposed Insured

________________________________    _____________________    __________________
Agent's Name(Please Print)          Agent's Signature        License No.


Agent/Producer's Certification - To the best of my knowledge, a replacement is is not involved in this transaction. I also certify that prior to signing this application, I delivered to the applicant any proposal, outline of coverage, Buyer's Guide, comparison and/or disclosure statement required by federal law or by the law of the state where the application was signed.



__________________       _______________________________________________________
Date                     Signature of Agent

- --------------------------------------------------------------------------------


CL 45.300 (12/01)                                                   Page 3 of 10

PRODUCER'S REPORT
COLUMBUS LIFE INSURANCE COMPANY APPLICATION FOR INSURANCE - PAGE 4

- --------------------------------------------------------------------------------

1.    PURPOSE OF INSURANCE APPLIED FOR:
          [ ] Personal and Family Protection         [ ] Defined Benefit
          [ ] Key Person Insurance                   [ ] Money Purchase
          [ ] Buy - Sell                             [ ] Profit Sharing
          [ ] Split Dollar                           [ ] 403(b) - 501(c) Plan
          [ ] 1035 Exchange
          [ ] Other (specify)

- --------------------------------------------------------------------------------

 2. A. IS A CURRENT EXAMINATION BEING MADE?                [ ] Yes        [ ] No
        (If yes, give type of exam below.)
          [ ] Paramed Exam                           [ ] Blood Profile
          [ ] M.D. Exam                              [ ] EKG
          [ ] HOS                                    [ ] Stress EKG
          [ ] Other (Specify)

    B. Was Inspection Report Ordered?                [ ] Yes      [ ] No

- --------------------------------------------------------------------------------

 3. PHI/INSPECTION INFORMATION(Always complete)
    RESIDENCE ADDRESS OF PROPOSED INSURED:(Please print)


                                                             State of
No. & Street_______________________   How Long?_______ Yrs.  Residence__________


                                                             State where
City & State_______________________   Zip____________        Employed___________



Telephone Numbers
Home (area code)________________   Extension No.____   During Day [ ] Yes [ ] No

Business (area code)____________   Extension No.____   During Day [ ] Yes [ ] No

Is proposed insured or spouse generally at home during day?  [ ] Yes  [ ] No

Most convenient time and place for interview call?______________________________

BILLING NAME AND ADDRESS:(If not same as residence address above)
- - (Please print)


_______________________________   _______   ____________________________________
             First Name             M.I.                Last Name


________________________________________________________________________________
                        Street Address or P.O. Box Number


_________________________________    ________   ________________________________
            City                       State                Zip Code

- --------------------------------------------------------------------------------

4.    PREMIUM AMOUNT AND MODE OF PREMIUM PAYMENT

                      Modal
                      Premium
                       Amount                       Mode


      Life          $____________                ____________


      Annuity       $____________                ____________


      Total         $____________                ____________


TOTAL AMOUNT PAID AT TIME OF APPLICATION $_______________________

- --------------------------------------------------------------------------------

5.    FUTURE PREMIUMS -after first has been paid:
      [ ] NONE - LUMP SUM

      [ ] Direct bill

            [ ] Annually  [ ] Semiannually   [ ] Quarterly

      [ ] PRE-AUTHORIZED TRANSFER

            [ ] New Plan [ ] Existing Plan

         Month and Day of first withdrawal_________________________________

        [ ] ACCOUNT BILL

            [ ] New Plan (Will be assigned by H.O.)

            [ ] Existing Plan No.

        Payable:  [ ] Monthly    [ ] Annually   [ ] Semiannually   [ ] Quarterly

        [ ] GOVERNMENT ALLOTMENT(See Marketing Manual Rules.)

            [ ] New Plan  [ ] Existing Plan No.

- --------------------------------------------------------------------------------

6.   CREDIT APPLICATION TO: (Please Print)            % of App.    Code No.

     General
        Agent_____________________________            __________   __________


        Agent_____________________________            __________   __________


        Agent_____________________________            __________   __________


        Agent_____________________________            __________   __________


        Writing Agent's Phone No. (area code)___________________________________


        Writing Agent's Fax No. (area code)_____________________________________


        E-Mail__________________________________________________________________


- --------------------------------------------------------------------------------


            PLEASE COMPLETE REVERSE SIDE - AGENT'S MARKETING REPORT

CL 45.300 (12/01)                                                   Page 4 of 10

AGENT'S MARKETING REPORT

- --------------------------------------------------------------------------------

Marketing Information

INSURED

- -------------------------------
         Education
- -------------------------------

[ ]  Graduate School
[ ]  College
[ ]  High School
[ ]  Other


- -------------------------------
        Occupation
- -------------------------------

[ ]  Professional/Executive
[ ]  Technical/Administrative
[ ]  Sales/Service Manager
[ ]  Clerical/White Collar
[ ]  Craftsman/Blue
     Collar/Agricultural
[ ]  Student
[ ]  Homemaker
[ ]  Retired
[ ]  Other______________


- -------------------------------
          Income
- -------------------------------

Under $25,000
[ ]  25,000 - 49,999
[ ]  50,000 - 74,999
[ ]  75,000 - 99,999
[ ]  100,000 plus

- --------------------------------------------------------------------------------

SPOUSE/OTHER INSURED

- -------------------------------
         Education
- -------------------------------

[ ]  Graduate School
[ ]  College
[ ]  High School
[ ]  Other


- -------------------------------
        Occupation
- -------------------------------

[ ]  Professional/Executive
[ ]  Technical/Administrative
[ ]  Sales/Service Manager
[ ]  Clerical/White Collar
[ ]  Craftsman/Blue
     Collar/Agricultural
[ ]  Student
[ ]  Homemaker
[ ]  Retired
[ ]  Other______________


- -------------------------------
          Income
- -------------------------------

Under $25,000
[ ]  25,000 - 49,999
[ ]  50,000 - 74,999
[ ]  75,000 - 99,999
[ ]  100,000 plus

- --------------------------------------------------------------------------------

FAMILY

- -------------------------------
         Household
- -------------------------------

[ ]  Married
[ ]  Single
[ ]  Divorced
[ ]  Widowed
[ ]  Separated


- -------------------------------
         Children
- -------------------------------

[ ]  Pre-School
[ ]  School Age
[ ]  College
[ ]  Working


- -------------------------------
         Coverages
- -------------------------------

[ ]  Life
[ ]  Ind.   [ ]  Work   [ ]  Both
[ ]  Health
[ ]  Ind.   [ ]  Work   [ ]  Both
[ ]  Disability
[ ]  Ind.   [ ]  Work   [ ]  Both
[ ]  Long Term Care
[ ]  Ind.   [ ]  Work   [ ]  Both


- -------------------------------
        Investments
- -------------------------------

[ ]  Stocks
[ ]  Bonds
[ ]  Mutual Funds
[ ]  Real Estate
[ ]  Other______________


- --------------------------------------------------------------------------------

Sale Profile

- -------------------------------
      Source of Lead
- -------------------------------

[ ]  Present Client
[ ]  Referral
[ ]  Cold Call
[ ]  Direct Mail
[ ]  Seminar


- -------------------------------
    Sales Presentation
- -------------------------------

[ ]  Illustration
[ ]  Fact Finder
[ ]  Needs Analysis
[ ]  Estate Plan
[ ]  Financial Plan
[ ]  Business Plan
[ ]  Business Benefits
[ ]  Retirement
[ ]  Asset Transfer
[ ]  Education
[ ]  Mortgage
[ ]  Other______________


- -------------------------------
    Next Contact: Year
- -------------------------------

[ ]  1     [ ]  2     [
]  3


- -------------------------------
            For
- -------------------------------

[ ]  Review         [ ]
Referral
[ ]  Additional Coverage
[ ]  Spouse Coverage


- --------------------------------------------------------------------------------


CL 45.300 (12/01)                                                   Page 5 of 10

COLUMBUS LIFE INSURANCE COMPANY APPLICATION FOR INSURANCE - PAGE 6


PREAUTHORIZED TRANSFER

For your convenience, and with your authorization, Columbus Life can electronically transfer funds from checking account once a month premiums on your policy. If you would like this service, please complete the attached authorization and submit it with a check from your bank to pay the initial premium on your policy. If you have already paid the initial premium, please send a voided check with this authorization.

     We will need your bank's name and complete address (it is very important that you give us the bank's street and street number in addition to the city, state, and ZIP code).

     The premium payor(s) must sign the authorization, taking care to do so very legibly. Joint checking your accounts require both parties' to pay signatures.

     We can arrange to electronically transfer funds any day of the month except the 29th, 30th, or 31st.

     If your bank is not equipped for this electronic funds transfer, the transfer will be done manually as a pre-authorized check.


                   AUTHORIZATION FOR PREAUTHORIZED TRANSFER BY
 Columbus Life Insurance Company, 400 East 4th St., Cincinnati, Ohio 45201-3302

TO(BANK
NAME)___________________________________________________________________________


BANK ADDRESS(NO. AND STREET)____________________________________________________


(CITY, STATE, ZIP)______________________________________________________________


As a convenience to me, I hereby request and authorize you to electronically transfer funds to the Columbus Life Insurance Company, Cincinnati, Ohio, or pay and charge to my account checks drawn on my account by and payable to the order of the Columbus Life Insurance Company, Cincinnati, Ohio, provided there are sufficient collected funds in said account to pay the same upon presentation. I agree that your rights in respect to each such electronic transfer or check shall be the same as if it were a check drawn on you and signed personally by me. This authority is to remain in effect until revoked by me in writing, and until you actually receive such notice I agree that you shall be fully protected in honoring any such electronic transfer or check. I further agree that if any such transfer or check be dishonored, whether with or without cause and whether intentionally or inadvertently, you shall be under no liability whatsoever even though such dishonor results in the forfeiture of insurance.



ACCOUNT NUMBER______________________________     TODAY'S DATE_____-_____________



   __________________________________   _______________________________________
      PRINT NAME OF PREMIUM PAY           PRINT NAME OF JOINT ACCOUNT HOLDER



   __________________________________   _______________________________________
     BANK SIGNATURE OF PREMIUM PAYOR     BANK SIGNATURE OF JOINT ACCOUNT HOLDER




   __________________________________
         COLUMBUS LIFE POLICY NO.





     TO: THE BANK (PAPER DRAFTS ONLY)

     IN CONSIDERATION OF YOUR PARTICIPATION IN THE PLAN THE COLUMBUS LIFE INSURANCE COMPANY HAS PUT INTO EFFECT BY WHICH PAYMENTS ARE COLLECTED BY CHECKS DRAWN BY AND PAYABLE TO THE COMPANY, THE COMPANY AGREES:

          1. To indemnify you and hold you harmless from any loss you may suffer as a consequence of your actions resulting from or in connection with the execution and issuance of any pre-authorized check, whether or not genuine, purporting to be executed by this Company and received by you in the regular course of business for the purpose of payment of insurance premiums, including any cost or expenses reasonably incurred in connection therewith.

          2. In the event that any such check shall be dishonored whether with or without cause, and whether intentionally or inadvertently, to indemnify you for any loss even though dishonor results in a forfeiture of the insurance.

          3. To defend at our own cost and expense any action which might be brought by any depositor or any other persons because of your actions taken pursuant to said authorization and direction, or in any manner arising by reason of your participation in the foregoing plan of premium collection.


                                              Donald J. Wuebbling


                                              /s/ Donald J. Wuebbling


                                              Secretary
                                              COLUMBUS LIFE INSURANCE COMPANY

CL 45.300 (12/01)                                                   Page 6 of 10

                                  COLUMBUS LIFE
                                INSURANCE COMPANY
                               [Sailing ship logo]
                    400 East Fourth Street o P.O. Box 5737 o
      Cincinnati, Ohio 45201-5737 o 1-800-677-9696 o www.ColumbusLife.com

                            PRIVACY POLICY DISCLOSURE



WE RESPECT YOUR PRIVACY
Thank you for your decision to do business with Columbus Life. Your privacy is very important to us. We have always placed a high value on the trust and confidence our customers place in us. We believe that confidence must be earned and validated through time. In today's world, when technology allows the sharing of information at light speeds, trust must be backed up by our sincere pledge to take the steps necessary to ensure that the information you share with us is treated with respect and confidentiality.

OUR PLEDGE TO OUR CUSTOMERS
O We collect only the information we need to serve you and administer our business.
O We are committed to keeping your information confidential and we place strict limits and controls on the use and sharing of your information.
O    We make every effort to ensure the accuracy of your information.

WE COLLECT ONLY THE INFORMATION WE NEED TO SERVE YOU AND ADMINISTER OUR BUSINESS We collect, retain, and use customer information to assess appropriate insurance premium rates and when we reasonably believe it will help us improve our service to you. We are also required to collect certain types of information in order to comply with government laws and regulations. When we collect information, we will gladly explain the reasons to you at your request.

THIS INFORMATION COMES TO US FROM A VARIETY OF SOURCES:
O Information you provide to us on applications or forms, such as your name, address, social security number, assets, income and beneficiaries.
O Information related to your transactions with us, our affiliates or others, such as your policy coverage, premiums or payment history.
O    Information we receive from consumer reporting agencies.

WE MAY PROVIDE INFORMATION TO SERVICE YOUR ACCOUNT
Sometimes it is necessary to provide information about you to a service company that we hire or hold a joint marketing agreement with, to assist us in providing service to you. For example, we share select data for the purpose of identifying and preventing fraud so we can hold down premium rates. We may also have a joint marketing agreement when we reinsure some of our insurance business with another company. This is a common practice in the insurance industry.

These organizations have a legitimate business need to see some of your personal information in order for us to provide service to you. We may disclose to these service providers the information that we collect as described above. We require that these companies, including our own subsidiaries and affiliates, strictly maintain the confidentiality of this information and abide by all applicable laws. Companies within our corporate family that may receive this information are financial service providers and insurance companies. We do not permit these associated companies to sell the information for their own purposes, and we never sell our customer information.
CL 5.850 (9/01)                                                     Page 7 of 10

WE PLACE STRICT LIMITS AND CONTROLS ON THE USE AND SHARING OF YOUR INFORMATION.
O We restrict access to nonpublic personal information about you to authorized employees who need the information to administer your business.
O We maintain physical, electronic and procedural safeguards that comply with federal standards to protect this information.
O We do not disclose any nonpublic personal information about our customers or former customers to anyone, except as required or permitted by law or as described in this document.
O    We will not sell your personal information to anyone.
O Medical information, collected only for certain life and health insurance policies, is only available to us with your written permission.
O We do not share your medical information with anyone not specifically authorized by you.


For residents of AZ, CA, CT, GA, IL, ME, MA, MN, MT, NH, NV, NJ, NC, OH, OR,
- -----------------------------------------------------------------------------
VA, WY
- ------

We may collect personal information from persons other than the individual or individuals proposed for the insurance coverage. As discussed above, this information, as well as other personal or privileged information subsequently collected by us or our agent may, in certain circumstances, be disclosed to third parties without your authorization. You have a right to access and correct all personal information we collect. A more complete description of your rights and our obligations will be furnished upon request. Please call Client Services at 1-800-677-9696 (Monday-Thursday, 8:00 a.m. to 5:45 p.m.; Friday 8:00 a.m. to
4:45 p.m.) for more information.

CL 5.850 (9/01)                                                     Page 8 of 10

                                  COLUMBUS LIFE
                                INSURANCE COMPANY
                               [Sailing ship logo]
                    400 East Fourth Street o P.O. Box 5737 o
      Cincinnati, Ohio 45201-5737 o 1-800-677-9696 o www.ColumbusLife.com


                          TEMPORARY INSURANCE AGREEMENT

The life insurance policy you have applied for will not become effective unless and until a policy is delivered to you and you accept it. However, if you have paid our agent at least one-twelfth of the annual premium for the policy you applied for, we will provide temporary insurance on the lives of the proposed insureds listed below. The amount, duration and conditions of this temporary insurance are described below.

AMOUNT OF COVERAGE - $500,000 MAXIMUM FOR ALL APPLICATIONS OR AGREEMENTS
If money has been accepted by the Company as advance payment with an application for Life Insurance and any Person proposed for coverage listed below dies while this temporary insurance is in effect, the Company will pay to the designated beneficiary the lesser of (a) the amount of all death benefits applied for in the Application, including any accidental or supplemental death benefits, if applicable, or (b) $500,000. This total benefit limit applies to all insurance applied for under this and any other current applications to the Company and any other Temporary Insurance Agreements.

INSURABILITY PRESERVED IF CHANGE IN HEALTH WHILE COVERED
If any person listed below suffers a change in health after the effective date of this Agreement, but before coverage terminates as set forth below, the Company will offer the insurance applied for on such person at the appropriate rate on the basis of such person's insurability as of the effective date if such person is living after the termination date.

DATE COVERAGE BEGINS
Temporary Life Insurance under this Agreement will begin on the date of this Agreement, but only if the Application for insurance and the Health Questions listed below have been completed on the same date or prior to the date of this Agreement.

DATE COVERAGE TERMINATES - 90-DAY MAXIMUM
Temporary Life Insurance under this Agreement will terminate automatically on the earliest of
     a.   90 days from the date of this Agreement, or
     b.   the date that insurance takes effect under the policy applied for, or
     c. the date a policy, other than as applied for, is offered to the Applicant, or
     d. the date the Company mails notice of termination of coverage to the premium notice address designated in the Application for insurance. The Company may terminate coverage at any time.

SPECIAL LIMITATIONS
     O    This Agreement does not provide benefits for disability.
     O Fraud or material misrepresentations in the Application or in the answers to the Health questions of this Agreement will invalidate this Agreement and the Company's only liability is for refund of any payment made.
     O No one is authorized to accept money on Persons proposed for coverage under 15 days of age or over age 70 (last birthday) on the date of this Agreement, nor will any coverage take effect.
     O If any Person proposed for coverage dies by suicide, the Company's liability under this Agreement is limited to a refund of the payment made. (In Missouri, the Company must prove intent at the time of application.)
     O There is no coverage under this Agreement if the check or draft submitted as payment is not honored by the bank.
     O The minimum advance payment acceptable for this Agreement is 1/12 the minimum annual premium for the insurance applied for.
     O No one is authorized to waive or modify any of the provisions of this Agreement.

All Checks Must Be MadePAYABLE TO COLUMBUS LIFE. DO NOT MAKE CHECK PAYABLE TO THE AGENT Or Leave The Payee Blank. Names of Persons Proposed for Coverage______
___________________________________________   Payment Amount____________________

HEALTH QUESTIONS - Has any Person listed above:

a.   within the past 6 months, been admitted to a hospital or      YES    NO
     other medical facility, or been advised to be admitted?...... [ ]    [ ]

b.   within the past 3 years, been treated for chest pain,
     heart disease or  disorder, cancer, drug or alcohol use,
     or any disorder of the liver, or had such treatment           YES    NO
     recommended by a physician or other medical practitioner?.... [ ]    [ ]


If either of these questions is answered "YES" or left blank, no representative of the Columbus Life Insurance Company is authorized to accept money, and NO COVERAGE will take effect under this agreement.

This Agreement provides a Limited Amount of Life Insurance protection, for a Limited Period of time, subject to the terms of this Agreement. I have received a copy of, and have read the above Terms and Conditions of this Temporary Insurance Agreement and declare that the answers are true to the best of my knowledge and belief. I Understand and Agree to all the Terms and Conditions of this Agreement.


_________________________   ______    __________________________________________
Signature of Agent          Date      Signature of Applicant
                                      (if other than Proposed Insured)



 Signature(s) of Proposed Insured(s)____________________________________________

                                HOME OFFICE COPY

CL 45.300 (12/01)                                                   Page 9 of 10

                                  COLUMBUS LIFE
                                INSURANCE COMPANY
                               [Sailing ship logo]
                    400 East Fourth Street o P.O. Box 5737 o
      Cincinnati, Ohio 45201-5737 o 1-800-677-9696 o www.ColumbusLife.com


                          TEMPORARY INSURANCE AGREEMENT

The life insurance policy you have applied for will not become effective unless and until a policy is delivered to you and you accept it. However, if you have paid our agent at least one-twelfth of the annual premium for the policy you applied for, we will provide temporary insurance on the lives of the proposed insureds listed below. The amount, duration and conditions of this temporary insurance are described below.

AMOUNT OF COVERAGE - $500,000 MAXIMUM FOR ALL APPLICATIONS OR AGREEMENTS
If money has been accepted by the Company as advance payment with an application for Life Insurance and any Person proposed for coverage listed below dies while this temporary insurance is in effect, the Company will pay to the designated beneficiary the lesser of (a) the amount of all death benefits applied for in the Application, including any accidental or supplemental death benefits, if applicable, or (b) $500,000. This total benefit limit applies to all insurance applied for under this and any other current applications to the Company and any other Temporary Insurance Agreements.

INSURABILITY PRESERVED IF CHANGE IN HEALTH WHILE COVERED
If any person listed below suffers a change in health after the effective date of this Agreement, but before coverage terminates as set forth below, the Company will offer the insurance applied for on such person at the appropriate rate on the basis of such person's insurability as of the effective date if such person is living after the termination date.

DATE COVERAGE BEGINS
Temporary Life Insurance under this Agreement will begin on the date of this Agreement, but only if the Application for insurance and the Health Questions listed below have been completed on the same date or prior to the date of this Agreement.

DATE COVERAGE TERMINATES - 90-DAY MAXIMUM
Temporary Life Insurance under this Agreement will terminate automatically on the earliest of
     a.   90 days from the date of this Agreement, or
     b.   the date that insurance takes effect under the policy applied for, or
     c. the date a policy, other than as applied for, is offered to the Applicant, or
     d. the date the Company mails notice of termination of coverage to the premium notice address designated in the Application for insurance. The Company may terminate coverage at any time.

SPECIAL LIMITATIONS
     O    This Agreement does not provide benefits for disability.
     O Fraud or material misrepresentations in the Application or in the answers to the Health questions of this Agreement will invalidate this Agreement and the Company's only liability is for refund of any payment made.
     O No one is authorized to accept money on Persons proposed for coverage under 15 days of age or over age 70 (last birthday) on the date of this Agreement, nor will any coverage take effect.
     O If any Person proposed for coverage dies by suicide, the Company's liability under this Agreement is limited to a refund of the payment made. (In Missouri, the Company must prove intent at the time of application.)
     O There is no coverage under this Agreement if the check or draft submitted as payment is not honored by the bank.
     O The minimum advance payment acceptable for this Agreement is 1/12 the minimum annual premium for the insurance applied for.
     O No one is authorized to waive or modify any of the provisions of this Agreement.

All Checks Must Be MadePAYABLE TO COLUMBUS LIFE. DO NOT MAKE CHECK PAYABLE TO THE AGENT Or Leave The Payee Blank. Names of Persons Proposed for Coverage______
___________________________________________   Payment Amount____________________

 HEALTH QUESTIONS - Has any Person listed above:

a.   within the past 6 months, been admitted to a hospital or       YES   NO
     other medical facility, or been advised to be admitted?....... [ ]   [ ]

b.   within the past 3 years, been treated for chest pain,
     heart disease or NO disorder, cancer, drug or alcohol use,
     or any disorder of the liver, or had such this treatment       YES   NO
     recommended by a physician or other medical practitioner?....  [ ]   [ ]


This Agreement provides a Limited Amount of Life Insurance protection, for a Limited Period of time, subject to the terms of this Agreement. I have received a copy of, and have read the above Terms and Conditions of this Temporary Insurance Agreement and declare that the answers are true to the best of my knowledge and belief. I Understand and Agree to all the Terms and Conditions of this Agreement.

_________________________   ______    __________________________________________
Signature of Agent          Date      Signature of Applicant
                                      (if other than Proposed Insured)



 Signature(s) of Proposed Insured(s)____________________________________________

                                 APPLICANT COPY

CL 45.300 (12/01)                                                  Page 10 of 10